   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CUBIST PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                                    2830                                   22-3192085
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Numbers)                  identification No.)

                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                                 (617) 576-1999

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                            SCOTT M. ROCKLAGE, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                                 (617) 576-1999

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

                            JUSTIN P. MORREALE, ESQ.
                              JULIO E. VEGA, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110
                                 (617) 951-8000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective
                            ------------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF SECURITIES                      AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
                 TO BE REGISTERED                    BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock Par Value $.01 per share.............      9,098,343             $2.47          $22, 472,907.21        $6,629.51

(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus included in the Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-1 (File No. 333-33883) previously filed by the Registrant on August 18, 1997 and amended on Form S-3 (File No. 333-33883) filed on January 9, 1998, which registers 1,265,307 shares of Common Stock. A filing fee in the amount of $1,989.02 was previously paid with respect to such shares.
(2) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 9,098,343 shares at a purchase price of $2.47 per share, which is the average of the high and low sale prices reported in the consolidated reporting system of the Nasdaq National Market on September 28, 1998. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                Subject to Completion, dated September 30, 1998

                                9,098,343 SHARES

                          CUBIST PHARMACEUTICALS, INC.

                                  COMMON STOCK
                               ------------------

    All of the 9,098,343 shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock") offered hereby are being sold by certain stockholders (the "Selling Stockholders") of Cubist Pharmaceuticals, Inc. ("Cubist" or the "Company"). See "Principal and Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Company's Common Stock is listed on the Nasdaq National Market under the symbol "CBST". On September 28, 1998, the closing sale price of the Common Stock, as reported on the Nasdaq National Market, was $2.50 per share.

    The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors in interest (other than purchasers of the Shares pursuant to this Prospectus).

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

                    SEE "RISK FACTORS," BEGINNING ON PAGE 3.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Company has been advised by the Selling Stockholders that all or a portion of the shares of Common Stock offered hereby may be sold by the Selling Stockholders from time to time in one or a combination of the following transactions: (a) transactions (which may involve crosses or block transactions) on the National Market System of the Nasdaq Stock Market, or otherwise, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at varying prices determined at the time of sale; or (b) privately negotiated transactions at negotiated prices. The Selling Stockholders may effect such transactions by selling such shares directly to purchasers or by selling such shares to or through brokers or dealers and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of such shares for whom such brokers or dealers may act as agent, or to whom they sell as principal, or both. See "Plan of Distribution."

                                                                                  UNDERWRITING        PROCEEDS TO
                                                                                 DISCOUNTS AND          SELLING
                                                            PRICE TO PUBLIC       COMMISSIONS         STOCKHOLDER
Per Share................................................         (l)                (1)(2)              (1)(2)
Total....................................................         (1)                (1)(2)              (1)(2)

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $35,000, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

                  THE DATE OF THIS PROSPECTUS IS       , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

    The Company has filed a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

    Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Thomas A. Shea, Senior Director of Finance and Administration, Treasurer, Cubist Pharmaceuticals, Inc. 24 Emily Street, Cambridge, MA 02139. Telephone requests may be directed to Mr. Shea at (617) 576-4155.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 1998 and June 30, 1998, filed with the Commission pursuant to Section 13(a) of the Exchange Act, the Current Report on Form 8-K filed with the Commission on September 15, 1998, and the description of the Common Stock contained in the Company's Registration Statement filed with the Commission under to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS CONTAINS, AND INCORPORATES BY REFERENCE, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES AND EXCHANGE ACT OF 1934, INCLUDING BUT NOT LIMITED TO (I) STATEMENTS ABOUT THE ADEQUACY OF THE COMPANY'S CASH, CASH EQUIVALENTS, OTHER CAPITAL RESOURCES, INTEREST INCOME, OTHER INCOME AND FUTURE REVENUES DUE UNDER THE COMPANY'S COLLABORATIVE AGREEMENTS TO FUND ITS OPERATING EXPENSES AND CAPITAL REQUIREMENTS AS CURRENTLY PLANNED, (II) STATEMENTS ABOUT THE AMOUNT OF CAPITAL EXPENDITURES THAT THE COMPANY EXPECTS TO INCUR, (III) STATEMENTS ABOUT WHEN THE COMPANY'S PLANS TO BEGIN CLINICAL TRIALS OF DAPTOMYCIN, AND (IV) CERTAIN STATEMENTS IDENTIFIED OR QUALIFIED BY WORDS SUCH AS "LIKELY", "WILL", "SUGGESTS", "MAY", "WOULD", "COULD", "SHOULD", "EXPECTS", "ANTICIPATES", "ESTIMATES", "PLANS", "PROJECTS", "BELIEVES", OR SIMILAR EXPRESSIONS (AND VARIANTS OF SUCH WORDS OR EXPRESSIONS). INVESTORS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN. ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN THE FORWARD LOOKING STATEMENTS DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING RISKS AND UNCERTAINTIES AND THE RISKS AND UNCERTAINTIES DESCRIBED OR DISCUSSED IN THE SECTION "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN REPRESENT THE COMPANY'S JUDGMENT AS OF THE DATE OF THIS PROSPECTUS, AND THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS.

    EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF SUCCESSFUL COMMERCIALIZATION. Since inception, the Company has generated no revenue from product sales. The Company's research and development programs are at an early stage, and the Company does not expect that any drugs resulting from its research and development efforts, or from the joint efforts of the Company and its collaborative partners, will be commercially available for a significant number of years, if at all. The Company has one drug candidate which has prior Phase II data and is currently in the process of optimizing lead candidates to select other drug candidates for preclinical development. To date, the Company has not, independently or with its collaborative partners, completed the optimization of any lead candidates. Any drug candidates developed by the Company will require significant additional research and development efforts, including extensive preclinical (animal and IN VITRO data) and clinical testing and regulatory approval, prior to commercial sale. Only one of the Company's drug candidates has advanced to any phase of preclinical or clinical trials. There can be no assurance that the Company's approach to drug discovery, acting independently or with the efforts of any collaborative partner of the Company, will be effective or will result in the development of any drug. The Company's drug candidates will be subject to the risks of failure inherent in the development of pharmaceutical products based on new technologies. These risks include the possibilities that any or all of the Company's drug candidates will be found to be unsafe, ineffective or toxic or otherwise fail to meet applicable regulatory standards or receive necessary regulatory clearances; that these drug candidates, if safe and effective, will be difficult to develop into commercially viable drugs or to manufacture on a large scale or will be uneconomical to market; that proprietary rights of third parties will preclude the Company from marketing such drugs; or that third parties will market superior or equivalent drugs. The failure to develop safe, commercially viable drugs would have a material adverse effect on the Company's business, operating results and financial condition.

    UNCERTAINTY DUE TO UNPROVEN TECHNOLOGY. The Company's drug discovery approach faces technical issues which have not been resolved and requires the development of multiple novel technologies to create a successful drug candidate. While the Company has demonstrated that certain compounds have the ability to inhibit the activity of certain molecular targets, the Company has not proven that this activity can be utilized clinically as a therapeutic. Furthermore, there can be no assurance that the inhibitory activity already demonstrated in primary screening will continue to be encouraging in further screening or drug discovery studies. The Company has not tested any drug candidates developed from the Company's drug discovery program in humans, and there can be no assurance that there will be clinical benefits associated with any such drug candidates. Furthermore, there can be no assurance that the Company will successfully address these technological challenges or others that may arise in the course of development. Any failure of the Company to anticipate or respond adequately to technological developments will have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to employ its drug discovery approach successfully.

    DEPENDENCE ON COLLABORATIVE PARTNERS AND OTHERS. A key element of the Company's strategy is to enhance certain of its drug discovery and development programs and to fund its capital requirements, in part, by entering into collaborative agreements with major pharmaceutical companies. The Company is a party to collaborative agreements with Bristol-Myers Squibb and Merck (collectively, the "Collaborative Agreements"). Under the Collaborative Agreements, each of Bristol-Myers Squibb and Merck is responsible for (i) providing libraries of compounds for screening against certain of the Company's aminoacyl-tRNA synthetase targets, (ii) selecting, in collaboration with Cubist, compounds determined to be leads in the screening for subsequent development,
(iii) conducting preclinical and clinical trials and obtaining required regulatory approvals of drug candidates, and (iv) manufacturing and commercializing resulting drugs. As a result, the Company's receipt of revenues (whether in the form of continued research funding, drug development milestones or royalties on sales) under the Collaborative Agreements is dependent upon the decisions made by the manufacturing and marketing resources of its collaborative partners. The Company's collaborative partners are not obligated to develop or commercialize any drug candidates resulting from the Collaborative Agreements. The amount and timing of resources dedicated by the Company's collaborative partners to their respective collaborations with the Company is not within the Company's control. Moreover, certain drug candidates discovered by the Company may be viewed by the Company's collaborative partners as competitive with such partners' drugs or drug candidates. Accordingly, there can be no assurance that the Company's collaborative partners will elect to proceed with the development of drug candidates which the Company believes to be promising or that they will not pursue their existing or alternative technologies in preference to such drug candidates. There can be no assurance that the interests of the Company will continue to coincide with those of its collaborative partners, that some of the Company's collaborative partners will not develop independently or with third parties drugs that could compete with drugs of the types contemplated by the Collaborative Agreements, or that disagreements over rights or technology or other proprietary interests will not occur.

    If any of the Company's collaborative partners breaches or terminates its agreement with the Company, or otherwise fails to conduct its collaborative activities in a timely manner, the development or commercialization of any drug candidate or research program under these Collaborative Agreements may be delayed, the Company may be required to undertake unforeseen additional responsibilities or to devote unforeseen additional resources to such development or commercialization, or such development or commercialization could be terminated. Any such event could materially adversely affect the Company's financial condition, intellectual property position and operations. In addition, there have been a significant number of recent consolidations among pharmaceutical companies. Such consolidations among the companies with which the Company is collaborating could result in the diminution or termination of, or delays in, the development or commercialization of drug candidates or research programs under one or more of the Collaborative Agreements.

    ADDITIONAL FINANCING REQUIREMENTS; UNCERTAINTY OF AVAILABLE FUNDING. The Company will require substantial additional funds for its drug discovery and development programs, for operating expenses, for pursuing regulatory clearances, for the development of manufacturing, marketing and sales capabilities and for prosecuting and defending its intellectual property rights before it can expect to realize significant revenues from commercial sales. The Company intends to seek such additional funding through public or private financing or collaborative or other arrangements with corporate partners. If additional funds are raised by issuing equity securities, further dilution to existing stockholders may result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional financing will be available from any of these sources or, if available, will be available on acceptable or affordable terms. If adequate funds are not available, the Company may be required to delay, reduce the scope of or eliminate one or more of its research and development programs or to obtain funds by entering into arrangements with collaborative partners or others that require the Company to issue additional equity securities or to relinquish rights to certain technologies or drug candidates that the Company would not otherwise issue or relinquish in order to continue independent operations.

    HISTORY OF LOSSES AND EXPECTATION OF FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY. The Company has incurred a cumulative operating loss of approximately $28.9 million through June 30, 1998. Losses have resulted principally from costs incurred in research and development activities related to the Company's efforts to commence clinical trials, develop target assays, acquisition and chemical optimization of compounds, automated high throughput screening and from the associated administrative costs. The Company expects to incur significant additional operating losses over the next several years and expects cumulative losses to increase substantially due to expanded research and development efforts, preclinical and clinical trials and development of manufacturing, marketing and sales capabilities. In the next few years, the Company's revenues may be limited to research support payments under the Collaborative Agreements and any amounts received under other research or drug development collaborations that the Company has established or will establish. There can be no assurance, however, that the Company will be able to establish any additional collaborative relationships on terms acceptable to the Company or maintain in effect the current Collaborative Agreements. The Company's ability to achieve significant revenue or profitability is dependent on its or its collaborative partners' ability to successfully complete the development of drug candidates, to develop and obtain patent protection and regulatory approvals for the drug candidates and to manufacture and commercialize the resulting drugs. The Company will not receive revenues or royalties from commercial sales for a significant number of years, if at all. Failure to receive significant revenues or achieve profitable operations would impair the Company's ability to sustain operations. There can be no assurance that the Company will ever successfully develop, commercialize, patent, manufacture and market any products, obtain required regulatory approvals or achieve profitability.

    UNCERTAINTY OF PATENTS AND PROPRIETARY RIGHTS. The Company's success will depend in part on its ability to obtain U.S. and foreign patent protection for its drug candidates and processes, preserve its trade secrets and operate without infringing the proprietary rights of third parties. Because of the length of time and expense associated with bringing new drug candidates through the development and regulatory approval process to the marketplace, the pharmaceutical industry has traditionally placed considerable importance on obtaining patent and trade secret protection for significant new technologies, products and processes. There can be no assurance that any additional patents will issue from any of the patent applications owned by, or licensed to, the Company. Further, there can be no assurance that any rights the Company may have under issued patents will provide the Company with significant protection against competitive products or otherwise be commercially viable. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions. There can be no assurance that any existing or future patents issued to, or licensed by, the Company will not subsequently be challenged, infringed upon, invalidated or circumvented by others. In addition, patents may have been granted, or may be granted, covering products or processes that are necessary or useful to the development of the Company's drug candidates. If the Company's drug candidates or processes are found to infringe upon the patents, or otherwise impermissibly utilize the intellectual property of others, the Company's development, manufacture and sale of such drug candidates could be severely restricted or prohibited. In such event, the Company may be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. There can be no assurance that the Company will be able to obtain such licenses on acceptable terms, or at all. There has been significant litigation in the industry regarding patents and other proprietary rights. If the Company becomes involved in litigation regarding its intellectual property rights or the intellectual property rights of others, the potential cost of such litigation and the potential damages that the Company could be required to pay could be substantial.

    In addition to patent protection, the Company relies on trade secrets, proprietary know-how and technological advances which it seeks to protect, in part, by confidentiality agreements with its collaborative partners, employees and consultants. There can be no assurance that these confidentiality agreements will not be breached, that the Company would have adequate remedies for any such breach, or that the Company's trade secrets, proprietary know-how and technological advances will not otherwise become known or be independently discovered by others.

    UNCERTAINTY ASSOCIATED WITH PRECLINICAL AND CLINICAL TESTING. Before obtaining regulatory approvals for the commercial sale of any of the Company's potential drugs, the drug candidates will be subject to extensive preclinical and clinical trials to demonstrate their safety and efficacy in humans. The Company is dependent on its collaborative partners to conduct clinical trials for the drug candidates resulting from the Collaborative Agreements and may become dependent on other third parties to conduct future clinical trials of its internally developed drug candidates. The Company has no experience in conducting preclinical or clinical trials, and preclinical or clinical trials have been commenced with respect to only one of the Company's drug candidates and none of the drug candidates being developed jointly by the Company and its collaborative partners. Furthermore, there can be no assurance that preclinical or clinical trials of any drug candidates will demonstrate the safety and efficacy of such drug candidates at all or to the extent necessary to obtain regulatory approvals. Companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a drug candidate under development could delay or prevent regulatory approval of the drug candidate and would have a material adverse effect on the Company's business, operating results and financial condition.

    NO ASSURANCE OF MARKET ACCEPTANCE. There can be no assurance that any drugs successfully developed by the Company, independently or with its collaborative partners, if approved for marketing, will achieve market acceptance. The antiinfective drugs which the Company is attempting to develop will compete with a number of well-established antiinfective drugs manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any drugs developed by the Company will depend on a number of factors, including the establishment and demonstration of the clinical efficacy and safety of the Company's drug candidates, their potential advantage over existing therapies and reimbursement policies of government and third-party payors. There is no assurance that physicians, patients or the medical community in general will accept and utilize any drugs that may be developed by the Company independently or with its collaborative partners.

    INTENSE COMPETITION. The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Competitors of the Company in the United States and elsewhere are numerous and include, among others, major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors employ greater financial and other resources, including larger research and development staffs and more effective marketing and manufacturing organizations, than the Company or its collaborative partners. Acquisitions of competing companies and potential competitors by large pharmaceutical companies or others could enhance financial, marketing and other resources available to such competitors. As a result of academic and government institutions becoming increasingly aware of the commercial value of their research findings, such institutions are more likely to enter into exclusive licensing agreements with commercial enterprises, including competitors of the Company, to market commercial products. There can be no assurance that the Company's competitors will not succeed in developing technologies and drugs that are more effective or less costly than any which are being developed by the Company or which would render the Company's technology and future drugs obsolete and noncompetitive.

    In addition, some of the Company's competitors have greater experience than the Company in conducting preclinical trials and obtaining U.S. Food and Drug Administration ("FDA") and other regulatory approvals. Accordingly, the Company's competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates more rapidly than the Company. Companies that complete clinical trails, obtain required regulatory agency approvals and commence commercial sale of their drugs before their competitors may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights that would delay the Company's ability to market certain products. There can be no assurance that drugs resulting from the Company's research and development efforts, or from the joint efforts of the Company and its collaborative partners, will be able to compete successfully with competitors' existing products or products under development or that they will obtain regulatory approval in the United States or elsewhere.

    IMPACT OF EXTENSIVE GOVERNMENT REGULATION. The FDA and comparable agencies in foreign countries impose substantial requirements upon the introduction of pharmaceutical products through lengthy and detailed preclinical, laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures to establish their safety and efficacy. All of the Company's drug candidates will require governmental approvals for commercialization, none of which have been obtained. Preclinical and clinical trials and manufacturing of the Company's drug candidates will be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities. Satisfaction of these requirements typically take a significant number of years and can vary substantially based upon the type, complexity and novelty of the product. There can be no assurance as to when Cubist, independently or with its collaborative partners, might first submit an IND for FDA or other regulatory review. Government regulation also affects the manufacturing and marketing of pharmaceutical products.

    The effect of government regulation may be to delay marketing of the Company's potential drugs for a considerable or indefinite period of time, impose costly procedural requirements upon the Company's activities and furnish a competitive advantage to larger companies or companies more experienced in regulatory affairs. Delays in obtaining governmental regulatory approval could adversely affect the Company's marketing as well as the Company's ability to generate significant revenues from commercial sales. There can be no assurance that FDA or other regulatory approvals for any drug candidates developed by the Company will be granted on a timely basis or at all. Moreover, if regulatory approval of a drug candidate is granted, such approval may impose limitations on the indicated use for which such drug may be marketed. Even if initial regulatory approvals for the Company's drug candidates are obtained, the Company, its drugs and its manufacturing facilities would be subject to continual review and periodic inspection, and later discovery of previously unknown problems with a drug, manufacturer or facility may result in restrictions on such drug or manufacturer, including withdrawal of the drug from the market. The regulatory standards are applied stringently by the FDA and other regulatory authorities and failure to comply can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution.

    The FDA has developed two "fast track" policies for certain new drugs (including antibiotics), one policy for expedited development and review and one policy for accelerated approval. The expedited development and review policy applies to new drug therapies that are intended to treat persons with life-threatening and severely debilitating illnesses, especially where no satisfactory alternative therapy exists. The accelerated approval policy applies to certain new drugs that are intended to treat persons with serious or life-threatening illnesses that provide a meaningful therapeutic benefit to patients over existing treatments. There can be no assurance that any drug candidate contemplated by the Company will qualify for the FDA's various fast track or priority approval policies. Nor can there be any assurance that such policies will remain as currently implemented by the FDA.

    As with many biotechnology and pharmaceutical companies, the Company is subject to numerous environmental and safety laws and regulations. Any violation of, and the cost of compliance with, these regulations could materially adversely affect the Company's business, operating results and financial condition. The Company is subject to periodic inspections and has not received notice of any material violations of any environmental or safety law or regulation.

    DEPENDENCE ON KEY PERSONNEL. The Company is highly dependent upon the efforts of its senior management and scientific team, including its President and Chief Executive Officer. Although Dr. Rocklage has entered into an employment agreement with the Company, the terms of the employment agreement provide that Dr. Rocklage may terminate his employment with the Company at any time upon thirty days' written notice. None of the Company's other executive officers or key employees has entered into an employment agreement with the Company. The loss of the services of one or more of these individuals might impede the achievement of the Company's development objectives. Because of the specialized scientific nature of the Company's business, the Company is highly dependent upon its ability to attract and retain qualified scientific and technical personnel. There is intense competition among major pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions for qualified personnel in the areas of the Company's activities. There can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business. Loss of the services of, or failure to recruit, key scientific and technical personnel could adversely affect the Company's business, operating results and financial condition.

    LACK OF MANUFACTURING, MARKETING AND SALES CAPABILITY AND
EXPERIENCE. Cubist has not yet invested in the development of manufacturing, marketing or sales capabilities. The Company has no experience in, and currently lacks the facilities and personnel to, manufacture products in accordance with Good Manufacturing Practices ("GMP") as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for clinical trials. If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms, the Company's ability to conduct preclinical and clinical trials with the Company's drug candidates will be adversely affected, resulting in delays in the submission of drug candidates for regulatory approvals and in the initiation of new development programs, which in turn could materially impair Cubist's competitive position and the possibility of achieving profitability.

    The Company has no experience in marketing drugs. The Company has granted marketing rights to its collaborative partners with respect to drugs developed through the Collaborative Agreements. The Company may seek to collaborate with a third party to market those drugs for which it has retained or licensed marketing rights or may seek to market and sell such drugs directly. If the Company seeks to collaborate with a third party, there can be no assurance that a collaborative agreement can be reached on acceptable terms. If the Company seeks to market and sell such drugs directly, the Company will need to hire additional personnel skilled in marketing and sales as it develops drugs with commercial potential. There can be no assurance that the Company will be able to acquire, or establish third-party relationships to provide, any or all of these capabilities.

    REIMBURSEMENT AND DRUG PRICING UNCERTAINTY. The successful commercialization of, and the interest of potential collaborative partners to invest in, the development of the Company's drug candidates will depend substantially on reimbursement of the costs of the resulting drugs and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). There can be no assurance that reimbursement in the United States or elsewhere will be available for any drugs the Company may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, the Company's drugs, thereby adversely affecting the Company's business. If reimbursement is not available or is available only to limited levels, there can be no assurance that the Company will be able to obtain collaborative partners to manufacture and commercialize drugs, or would be able to obtain a sufficient financial return on its own manufacture and commercialization of any future drugs.

    Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which can control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for pharmaceutical products. The cost containment measures that health care providers are instituting, including practice protocols and guidelines and clinical pathways, and the effect of any health care reform, could materially adversely affect the Company's ability to sell any of its drugs if successfully developed and approved. Moreover, the Company is unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on the Company's business.

    POTENTIAL PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE. The Company's business exposes it to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. The use of the Company's drug candidates in clinical trials may expose the Company to product liability claims and possible adverse publicity. These risks will expand with respect to the Company's drug candidates, if any, that receive regulatory approval for commercial sale. Product liability insurance for the biotechnology industry is generally expensive, if available at all. The Company does not have product liability insurance but intends to obtain such coverage if and when its drug candidates are tested in clinical trials. However, such coverage is becoming increasingly expensive and there can be no assurance that the Company will be able to obtain insurance coverage at acceptable costs or in a sufficient amount, if at all, or that a product liability claim would not adversely affect the Company's business, operating results or financial condition.

    CONTROL BY EXISTING STOCKHOLDERS. The Company's officers, directors and principal stockholders and their affiliates will own or control approximately 65.9%of the Company's outstanding Common Stock. As a result, these stockholders, acting together, will have the ability to control most matters requiring approval by the stockholders of the Company, including the election of the Company's Board of Directors.

    POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BY-LAW
PROVISIONS. Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), special meetings of stockholders may be called only by the Chairman of the Board, the President or a majority of the Board of Directors of the Company. In addition, the Restated Certificate of Incorporation authorizes the Board of Directors to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The Company has no present plans to issue any shares of preferred stock. The Restated Certificate of Incorporation also provides for staggered elections of the Company's Board of Directors and specific procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. Certain provisions of Delaware law applicable to the Company could also delay or make more difficult a merger, tender offer or proxy contest involving the Company, including Section 203 of the Delaware General Corporation Law (the "DGCL"), which prohibits a Delaware corporation from engaging in any business combination with any stockholder owning 15% or more of Company's outstanding voting stock ("interested stockholder") for a period of three years from the date a stockholder becomes an interested stockholder unless certain conditions are met. These provisions could also limit the price that investors might be willing to pay in the future for shares of Common Stock.

    ABSENCE OF DIVIDENDS. The Company has never declared or paid cash dividends and does not intend to declare or pay any cash dividends in the foreseeable future.

                                  THE COMPANY

    Cubist Pharmaceuticals, Inc. ("Cubist" or the "Company") is a biopharmaceutical company engaged in the research, development and commercialization of novel antiinfective drugs to treat infectious diseases caused by bacteria and fungi, primarily those resistant to existing antiinfective drugs. The mailing address and telephone number of the Company's principal executive office is 24 Emily Street, Cambridge, MA 02139 (617) 576-1999.

                              RECENT DEVELOPMENTS

    On September 10, 1998, the Company entered into a definitive agreement with the Selling Stockholders to raise approximately $13.7 million in a private placement of the Company's Common Stock. At the closing of the private placement held September 23, 1998, upon payment of the $13,647,510 purchase price, the Company issued 6,065,560 shares of Common Stock (the "Purchased Shares") in the aggregate to the Selling Stockholders and, as additional consideration for the purchase of the shares by the Selling Stockholders, the Company issued to the Selling Stockholders Common Stock Purchase Warrants exercisable in the aggregate for 3,032,783 shares of Common Stock (the "Warrant Shares") with an exercise price of $2.25 per share. The Common Stock Purchase Warrants are exercisable at any time or from time to time after 9:00 A.M., Boston, Massachusetts time, on September 23, 1998 and prior to 5:00 P.M., Boston, Massachusetts time, on September 23, 2003. So long as Sofinov Societe Financiere d'Innovation Inc., or its affiliates, owns at least one third of the Purchased Shares purchased by it in the private placement, it has the right to nominate one member of the Board of Directors of the Company. Likewise, so long as the rest of the purchasers in the private placement own in the aggregate at least one third of the Purchased Shares (other than those purchased by Sofinov) such purchasers as a group shall have the right to nominate one director to the Board of Directors of the Company. This Prospectus relates to all of the Purchased Shares and the Warrant Shares.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 28, 1998, by each of the Selling Stockholders. The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors in interest (other than purchasers of the Shares pursuant to this Prospectus).

    The information provided in the table below with respect to each Selling Stockholder has been obtained from such Selling Stockholder. Except as otherwise disclosed below, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Stockholders may sell all or some portion of the shares of Common Stock beneficially owned by them, only an estimate (assuming each Selling Stockholder sells all of their shares offered hereby) can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Stockholders after the consummation of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided to the Company the information regarding the shares of Common Stock beneficially owned by them, all or a portion of the shares of Common Stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act. Except in the case of Dr. Schimmel each number of shares representing the "Shares Beneficially Owned Prior to Offering" and the "Number of Shares

Being Offered" for each Selling Stockholder, includes a certain number of shares issuable to such Selling Stockholder upon the exercise of the Common Stock Purchase Warrant issued to such Selling Stockholder on September 23, 1998.

                                                                              SHARES
                                                                        BENEFICIALLY OWNED
                                       SHARES              NUMBER       AFTER OFFERING(1)
NAME AND ADDRESS OF BENEFICIAL   BENEFICIALLY OWNED       OF SHARES     ------------------
OWNER                           PRIOR TO OFFERING (1)   BEING OFFERED    NUMBER    PERCENT
------------------------------  ---------------------   -------------   ---------  -------
SOFINOV SOCIETE FINANCIERE            3,497,335(2)        3,333,335(2)    164,000      *
  D'INNOVATION INC............
  1981 Avenue McGill College
  7e etage
  Montreal, Quebec H3A 3C7

Entities Affiliated with:.....          857,143(3)          500,001(3)    357,142    2.1%
  ADVENT INTERNATIONAL
  CORPORATION
  c/o Advent International
  Corporation
  101 Federal Street
  Boston, MA 02110

BIOTECHNOLOGY DEVELOPMENT               122,220(4)          122,220(4)        -0-      *
  FUND, L.P...................
  c/o BioAsia Investments LLC
  575 High Street, Suite 201
  Palo Alto, CA 94301

BIOTECHNOLOGY DEVELOPMENT FUND           44,448(5)           44,448(5)        -0-      *
  III, L.P....................
  c/o BioAsia
  575 High Street, Suite 201
  Palo Alto, CA 94301

BIOCAPITAL INVESTMENTS LIMITED          225,000(6)          225,000(6)        -0-      *
  PARTNERSHIP.................
  3690, rue de la Montague
  Montreal, H3G 248 CANADA

CLARION CAPITAL CORPORATION...          233,334(7)          233,334(7)        -0-      *
  1801 East 9th Street
  Cleveland, OH 44114

SPECIAL SITUATIONS PRIVATE              400,001(8)          400,001(8)        -0-      *
  EQUITY FUND, L.P............
  153 East 53rd Street
  New York, NY 10022

SPECIAL SITUATIONS FUND III,            700,001(9)          700,001(9)        -0-      *
  L.P.........................
  153 East 53rd Street
  New York, NY 10022

SPECIAL SITUATIONS CAYMAN               233,334(10)         233,334(10)       -0-      *
  FUND, L.P...................
  153 East 53rd Street
  New York, NY 10022

INTERNATIONAL BIOTECHNOLOGY           1,449,661(12)       1,149,662(12)   299,999    1.8%
  TRUST plc(11)...............
  c/o Rothschild Asset
  Management
  5 Arrows House
  St. Swithin's Lane
  London, EC48 NR ENGLAND

Entities Affiliated with:.....        1,918,739(13)       1,163,268(13)   755,471    4.4%
  H & Q CAPITAL MANAGEMENT,
  INC.
  50 Rowes Wharf
  Boston, MA 02110-3328

LANCASTER INVESTMENT                    150,000(14)         150,000(14)       -0-      *
  PARTNERS....................
  500 N. Gulph, Suite 110
  King of Prussia, PA 19406

                                                                              SHARES
                                                                        BENEFICIALLY OWNED
                                       SHARES              NUMBER       AFTER OFFERING(1)
NAME AND ADDRESS OF BENEFICIAL   BENEFICIALLY OWNED       OF SHARES     ------------------
OWNER                           PRIOR TO OFFERING (1)   BEING OFFERED    NUMBER    PERCENT
------------------------------  ---------------------   -------------   ---------  -------
CPR (USA) INC.................          150,000(15)         150,000(15)       -0-      *
  c/o Liberty View Capital
  101 Hudson Street, Suite
  3700
  Jersey City, NJ 07302

NEW YORK LIFE INSURANCE               1,333,332(16)       1,333,332(16)       -0-      *
  COMPANY.....................
  51 Madison Avenue
  New York, NY 10010

PORTER PARTNERS, L.P..........          150,000(17)         150,000(17)       -0-      *
  100 Shoreline Suite 211B
  Mill Valley, CA 94941

MICHAEL T. JACKSON TRUST,.....          190,001(18)         190,001(18)       -0-      *
  NEW TECHNOLOGIES FUND
  c/o Emerging Growth MGMT Co.
  One Embarcadero Center, Ste
  2410
  San Francisco, CA 94111

PAUL R. SCHIMMEL, Ph.D........          303,296(19)         285,713        17,583      *

------------------------

*   Less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Shares of Common Stock issuable pursuant to options, warrants and convertible securities, to the extent such securities are currently exercisable or convertible within 60 days of September 25, 1998, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2) Includes 1,111,112 shares of Common Stock which Sofinov Societe Financiere D'Innovation Inc. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(3) Includes the ownership by the following venture capital funds managed by Advent International Corporation: 628,572 shares held by Rovent II Limited Partnership, 59,523 shares held by Advent Performance Materials Limited Partnership, 2,381 shares held by Advent International Investors II Limited Partnership and 166,667 shares of Common Stock which Rovent II Limited Partnership has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares held by these funds. Advent International Corporation may be deemed to beneficially own all 857,143 shares.

(4) Includes 40,740 shares of Common Stock which Biotechnology Development Fund, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(5) Includes 14,816 shares of Common Stock which Biotechnology Development Fund III, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(6) Includes 75,000 shares of Common Stock which Biocapital Investments Limited Partnership has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(7) Includes 77,778 shares of Common Stock which Clarion Capital Corporation has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(8) Includes 133,334 shares of Common Stock which Special Situations Private Equity Fund, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(9) Includes 233,334 shares of Common Stock which Special Situations Fund, III, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(10) Includes 77,778 shares of Common Stock which Special Situations Cayman Fund, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(11) Pursuant to the terms of the Stock Purchase Agreement dated July 18, 1997, by and between the Company and International Biotechnology Trust plc ("IBT"), IBT has the right to nominate one member of the Board of Directors of the Company. David Martin is IBT's current nominee.

(12) Includes 111,112 shares of Common Stock which IBT has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants. Pursuant to a Lock Up Agreement dated September 21, 1998, IBT has agreed not to sell any shares of Common Stock until March 22, 1999.

(13) Consists of 928,056 shares held by H&Q Healthcare Investors and 657,349 shares held by H&Q Life Sciences Investors. H&Q Capital Management, Inc. is the general partner of H&Q Healthcare Investors and H&Q Life Sciences Investors and as such H&Q Capital Management, Inc. shares voting and investment power with respect to the shares owned by H&Q Healthcare Investors and H&Q Life Sciences Investors. H&Q Capital Management, Inc. may be deemed to beneficially own all of the shares owned by H&Q Healthcare Investors and H&Q Life Sciences Investors although H&Q Capital Management, Inc. disclaims beneficial ownership except to the extent of its proportionate partnership interest in each of H&Q Healthcare Investors and H&Q Life Sciences Investors. Also includes 200,001 shares of Common Stock which H&Q Healthcare Investors has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants and 133,333 shares of Common Stock which H&Q Life Sciences Investors has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants. Pursuant to a Lock Up Agreement dated September 21, 1998, H&Q Healthcare Investors and H&Q Life Sciences Investors have agreed not to sell any shares of Common Stock until March 22, 1999.

(14) Includes 50,000 shares of Common Stock which Lancaster Investment Partners has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(15) Includes 50,000 shares of Common Stock which CPR (USA) Inc.. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(16) Includes 444,444 shares of Common Stock which New York Life Insurance Company has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(17) Includes 50,000 shares of Common Stock which Porter Partners, L.P. has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(18) Includes 63,334 shares of Common Stock which Michael T. Jackson Trust, New Technologies Fund has the right to acquire within 60 days of September 25, 1998 upon the exercise of Common Stock Purchase Warrants.

(19) Includes 17,583 shares of Common Stock which Dr. Schimmel has the right to acquire within 60 days of September 25, 1998 upon the exercise of stock options, and 65,714 shares held by the Paul R. Schimmel Profit-Sharing Plan. Dr. Schimmel is a director of the Company.

                              PLAN OF DISTRIBUTION

    The Company has been advised by the Selling Stockholders that the shares of Common Stock offered hereby may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer any or all of the shares of Common Stock offered hereby to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such shares of Common Stock for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act and any profit realized by them on the sale of such shares of Common Stock and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Company has been advised by the Selling Stockholders that the shares of Common Stock offered hereby may be sold from time to time in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the shares of Common Stock offered hereby may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in
transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of any of the shares of Common Stock offered hereby is made, a supplement to this Prospectus, if required, will be distributed which will set forth the aggregate number of shares of Common Stock being offered and the terms of such offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed to be paid to broker/dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the shares of Common Stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares of Common Stock offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and complied with.

    Under applicable rules and regulations of the Exchange Act, any person engaged in a distribution of any of the shares of Common Stock offered hereby may not simultaneously engage in market-making activities with respect to the Common Stock of the Company for a period of nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any shares of Common Stock of the Company by the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the Common Stock of the Company and the ability of brokers or dealers to engage in market-making activities with respect to the Common Stock of the Company.

    Pursuant to the agreements with the Selling Stockholders, all expenses of the registration of the Securities will be paid by the Company, including without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. The Selling Stockholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Stockholders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Bingham Dana LLP, Boston, Massachusetts will opine that the Shares offered hereby have been validly issued and are fully paid and non-assessable. Justin P. Morreale, a partner at Bingham Dana LLP, is the Secretary of the Company and owns a total of 42,856 shares of Common Stock of the Company. Other partners and associates at Bingham Dana LLP own a total of approximately 6,982 shares of Common Stock of the Company.

                                    EXPERTS

    The balance sheets of the Company as of December 31, 1996 and 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference into this Prospectus and in this Registration Statement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------

Available Information...........................          2
Incorporation of Certain Documents by
  Reference.....................................          2
Risk Factors....................................          3
The Company.....................................          9
Recent Developments.............................          9
Use of Proceeds.................................          9
Selling Stockholders............................          9
Plan of Distribution............................         13
Legal Matters...................................         14
Experts.........................................         14

                                9,098,343 SHARES

                          CUBIST PHARMACEUTICALS, INC.

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS

                                          , 1998

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the listing fee are estimated):

SEC Registration Fee............................................  $6,629.51
Nasdaq National Market Listing Fees.............................  17,500.00
Legal Fees and Expenses.........................................   5,000.00
Accountants' Fees and Expenses..................................   5,000.00
Miscellaneous Costs.............................................     870.49
    Total.......................................................  35,000.00

    All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

    The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibit 3.3 and 3.4, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

    The Registration Rights Agreement, dated as of September 10, 1998, provides for indemnification by the Registrant of each of the Selling Stockholders against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise, and provides for indemnification by the Selling Stockholders of the Registrant and its directors, its officers and certain control persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise.

ITEM 16. EXHIBITS

  EXHIBITS
-----------

      *3.3   Restated Certificate of Incorporation of the Registrant.

      *3.4   Amended and Restated By-Laws of the Registrant, as amended to date.

      *4.1   Specimen certificate for shares of Common Stock.

         5   Opinion of Bingham Dana LLP

      23.1   Consent of Bingham Dana LLP (included in Exhibit 5.1)

      23.2   Consent of PricewaterhouseCoopers LLP

------------------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration No. 333-6795).

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of September, 1998.

                                CUBIST PHARMACEUTICALS, INC.

                                BY:            /S/ SCOTT M. ROCKLAGE
                                     -----------------------------------------
                                                 Scott M. Rocklage
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
    /s/ SCOTT M. ROCKLAGE         Officer and Director
------------------------------    (Principal Executive       September 29, 1998
      Scott M. Rocklage           Officer)

                                Senior Director of
      /s/ THOMAS A. SHEA          Administration & Finance,
------------------------------    Treasurer (Principal       September 29, 1998
        Thomas A. Shea            Financial and Accounting
                                  Officer)

      /s/ JOHN K. CLARKE
------------------------------  Chairman of the Board of     September 29, 1998
        John K. Clarke            Directors

       /s/ BARRY BLOOM
------------------------------  Director                     September 29, 1998
         Barry Bloom

     /s/ GEORGE CONRADES
------------------------------  Director                     September 29, 1998
       George Conrades

     /s/ ELLEN M. FEENEY
------------------------------  Director                     September 29, 1998
       Ellen M. Feeney

       /s/ DAVID MARTIN
------------------------------  Director                     September 29, 1998
         David Martin

------------------------------  Director                     September   , 1998
     Terrance G. McGuire

     /s/ PAUL R. SCHIMMEL
------------------------------  Director                     September 29, 1998
       Paul R. Schimmel

                                 EXHIBIT INDEX

EXHIBITS
---------

    *3.3   Restated Certificate of Incorporation of the Registrant.

    *3.4   Amended and Restated By-Laws of the Registrant, as amended to date.

    *4.1   Specimen certificate for shares of Common Stock.

     5     Opinion of Bingham Dana LLP

    23.1   Consent of Bingham Dana LLP (included in Exhibit 5.1)

    23.2   Consent of PricewaterhouseCoopers LLP

------------------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration No. 333-6795).